Capital Guardian Funds Trust on behalf of
the Fund or Funds listed on the attached
Schedule B (each a “Fund”), which may be amended from time to time

DISTRIBUTION AND SERVICE PLAN (Rule 12b-1 Plan)

The following Distribution Plan (the “Plan”) has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), by Capital Guardian Funds Trust (the “Trust”), a Delaware statutory trust, on behalf of the Fund(s) , each a series of the Trust.  The Plan has been approved by a majority of the Trust’s Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any Rule 12b-1 Agreement (as defined below) (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on such Plan.

In approving the Plan, the Board of Trustees determined that adoption of the Plan would be prudent and in the best interests of the Fund and its shareholders.  Such approval by the Board of Trustees included a determination, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

The provisions of the Plan are as follows:

1.   PAYMENTS BY THE FUND TO PROMOTE THE SALE OF FUND SHARES

The Trust, on behalf of the Fund, will pay Quasar Distributors, LLC (the “Distributor”), as a principal underwriter of the Fund’s shares, a distribution fee of up to 0.25% of the average daily net assets of the Fund’s Investor Class shares as reimbursement for expenses incurred in connection with the promotion and distribution of shares and the provision of personal services to shareholders, including, but not necessarily limited to, advertising, compensation to underwriters, dealers and selling personnel, the printing and mailing of prospectuses to other than current Fund shareholders, and the printing and mailing of sales literature.  The Distributor may pay all or a portion of these fees to any registered securities dealer, financial institution or any other persons who renders assistance in distributing or promoting the sale of shares, or who provides  certain  shareholder  services,  pursuant  to  a  written  agreement  (the  “Rule  12b-1 Agreement”), a form of which is attached hereto as Appendix A with respect to the Fund. Payment of these fees shall be made monthly promptly following the close of the month.

In addition, pursuant to this Plan, the Fund’s investment adviser (the “Adviser”) or the Distributor may make payments from time to time from its own resources, which may include the advisory fee or the Distribution fee received from the Trust, and past profits, for any of the purposes described herein. Such payments will not increase the amount which the Fund is required to pay to  the Adviser or the Distributor for any fiscal year under the Advisory Agreement or Distribution Agreement in effect for that year.

2.         RULE 12B-1 AGREEMENTS

(a) No Rule 12b-1 Agreement shall be entered into with respect to the Fund and no payments  shall  be  made  pursuant  to  any  Rule  12b-1  Agreement,  unless  such  Rule  12b-1 Agreement is in writing and the form of which has first been delivered to and approved by a vote of a majority of the Trust’s Board of Trustees, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Agreement.  The form of Rule 12b-1 Agreement relating to the Fund attached hereto as Appendix A has been approved by the Trust’s Board of Trustees as specified above.

(b) Any  Rule  12b-1  Agreement  shall  describe  the  services  to  be  performed  by  the Adviser and shall specify the amount of, or the method for determining, the compensation to the Adviser.

(c) No Rule 12b-1 Agreement may be entered into unless it provides (i) that it may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of a majority of the shareholders of the Fund, or by vote of a majority of the Independent Trustees, on not more than 60 days’ written notice to the other party to the Rule 12b-1 Agreement, and (ii) that it shall automatically terminate in the event of its assignment.

(d) Any Rule 12b-1 Agreement shall continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board of Trustees, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Agreement.

3.   QUARTERLY REPORTS

The Distributor shall provide to the Board of Trustees, and the Trustees shall review at least quarterly, a written report of all amounts expended pursuant to the Plan.   This report shall include the identity of the Adviser of each payment and the purpose for which the amounts were expended and such other information as the Board of Trustees may reasonably request.

4.   EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective immediately upon approval by the vote of a majority of the Board of Trustees, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the approval of the Plan.  The Plan shall continue in effect with respect to the Fund for a period of one year from its effective date unless terminated pursuant to its terms. Thereafter, the Plan shall continue with respect to the Fund from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Trustees, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such continuance.   The Plan, or any Rule 12b-1 Agreement, may be terminated with respect to the Fund at any time, without penalty, on not more than sixty (60) days’ written notice by a majority vote of shareholders of the Fund, or by vote of a majority of the Independent Trustees.

    5.   SELECTION OF INDEPENDENT TRUSTEES

During the period in which the Plan is effective, the selection and nomination of those Trustees who are Independent Trustees of the Trust shall be committed to the discretion of the Independent Trustees.

6.   AMENDMENTS

All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board of Trustees, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such amendment.  In addition, the Plan may not be amended to increase materially the amount to be expended by the Fund hereunder without the approval by a majority vote of shareholders of the Fund affected thereby.

7.   RECORDKEEPING

The Trust shall preserve copies of the Plan, any Rule 12b-1 Agreement and all reports made pursuant to Section 3 for a period of not less than six years from the date of this Plan, any such Rule 12b-1 Agreement or such reports, as the case may be, the first two years in an easily accessible place.

December 5, 2013

Appendix A

Rule 12b-1 Related Agreement

[Date]

____________________________
____________________________
____________________________

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution and Service Plan (the “Plan”) adopted by Capital Guardian Funds Trust (the “Trust”), on behalf of the Fund listed on Schedule B attached hereto (the “Fund”), a series of the Trust, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”). The Plan and this related agreement (the “Rule 12b-1 Agreement”) have been approved by a majority of the Board of Trustees, including a majority of the Board of Trustees who are not “interested persons” of the Trust, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Agreement (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board of Trustees that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund’s shareholders.

1.   To the extent you provide distribution and marketing services in the promotion of the Fund’s shares and/or services to Fund shareholders, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee as described on Schedule A. We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

You agree that all activities conducted under this Rule 12b-1 Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of 1933 and any applicable rules of the National Association of Securities Dealers, Inc.

2.   You shall furnish us with such information as shall reasonably be requested by the Board of Trustees, on behalf of the Fund, with respect to the fees paid to you pursuant to this Rule 12b-1
Agreement.

3.   We shall furnish to the Board of Trustees, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.   This Rule 12b-1 Agreement may be terminated by the vote of (a) a majority of shareholders, or (b) a majority of the Disinterested Trustees, on 60 days’ written notice, without payment of any penalty.  In addition, this Rule 12b-1 Agreement will be terminated by any act which terminates the Plan or the Distribution Agreement between the Trust and us and shall terminate immediately in the event of its assignment.  This Rule 12b-1 Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer’s accounts following your receipt of such notice.

5.   This Rule 12b-1 Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Agreement are approved at least annually by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting thereon.  All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or faxed to you at the address specified by you below.

Quasar Distributors, LLC

By: __________________________
         James Schoenike, President

Accepted:

_____________________________
(Dealer or Service Provider Name)

_____________________________
(Street Address)

_____________________________
(City)(State)(ZIP)

_____________________________
(Telephone No.)

_____________________________
(Facsimile No.)

By: __________________________
(Name and Title)

                                                                                          Schedule A
to the
Rule 12b-1 Related Agreement

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you a fee calculated as follows:

Fee of 0.25% of the average daily net assets of the Fund’s Investor Class shares (computed  on  an  annual  basis)  which  are  owned  of  record  by  your  firm  as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.

Schedule B

Series or Fund of Capital Guardian Funds Trust

Capital Guardian Core Balanced Fund

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